                                                                    EXHIBIT 99.1

                           BLUE RIVER BANCSHARES, INC.
                     AND HEARTLAND BANCSHARES, INC. JOINTLY
                          ANNOUNCE A STRATEGIC ALLIANCE

Shelbyville, IN and Franklin, IN, September 1, 2004 - Blue River Bancshares, Inc. (NASDAQSC: BRBI), the holding company of Shelby County Bank, headquartered in Shelbyville, Indiana ("Blue River") and Heartland Bancshares, Inc. (OTC BB:
HRTB), the holding company of Heartland Community Bank, headquartered in Franklin, Indiana ("Heartland") today jointly announced that they have signed a definitive agreement to merge their companies as part of a strategic alliance. After the merger of Blue River and Heartland, the resulting company will be named Heartland Bancshares, Inc. Shelby County Bank and Heartland Community Bank also will merge their operations. Heartland Community Bank, a commercial bank, will be the resulting entity and will continue to conduct business under the name "Heartland Community Bank".

Blue River's Chairman and President CEO Russ Breeden will continue as Chairman and CEO of the new Heartland Bancshares and Heartland's President and CEO Steve Bechman will continue as Heartland Community Bank's President and CEO and as Executive Vice President of the new Heartland Bancshares. Randy Collier of Shelby County Bank will serve as Executive Vice President, Secretary and Chief Credit Officer of the new Heartland Bancshares, and Jeffery Joyce of Heartland will serve as Chief Financial Officer of the new Heartland Bancshares. The Board of Directors of the new Heartland Bancshares will consist of five designees from Heartland and four from Blue River.

The agreement provides for a stock-for-stock merger in which 2.54 shares of Blue River common stock will be exchanged, on a tax-free basis, for each share of Heartland common stock. Based on the closing price of for Blue River's common stock of $5.39 on August 31, 2004, the transaction would have a value as of that date of approximately $13.69 for each share of Heartland common stock, and an aggregate transaction value to Heartland shareholders (assuming no change in the number of Heartland's shares issued and outstanding) of approximately $19.1 million as of that date. Upon the closing of the transaction, Blue River will issue approximately 3,541,196 shares of its common stock. Total common shares outstanding after the exchange is expected to be approximately 6,947,346 shares.

The merger is subject to approval by the shareholders of Blue River and Heartland as well as federal and state regulatory authorities and other conditions customary for transactions of this nature. The directors of Blue River and Heartland have agreed to vote their respective shares in favor of the merger. The parties anticipate closing the transaction as early as the first quarter of 2005.

Howe Barnes Investments, Inc., Chicago, Illinois, is acting as financial advisor to Blue River and Donnelly Penman & Partners, Grosse Pointe, Michigan, is acting as financial advisor to Heartland.

Blue River, formed in 1997, is a savings and loan holding company located in Shelbyville, Indiana. Its principal subsidiaries, Shelby County Bank and Unified Banking Company, provide financial services to south central Indiana through Shelby County Bank's four full service branches in Shelbyville, Morristown, and St. Paul, Indiana and to the city of Lexington, and Fayette County, Kentucky through Unified's one office located in Lexington, Kentucky. Blue River had consolidated total assets of approximately $205 million at June 30, 2004.

Heartland, formed in 1997, is a one-bank holding company headquartered in Franklin, Indiana. Its commercial bank subsidiary, Heartland Community Bank commenced banking operations in

December of 1997 and has banking offices in Franklin, Greenwood and Bargersville, Indiana. Heartland had total assets of approximately $180 million at June 30, 2004.

The combined company will be positioned to achieve growth in earnings and increase shareholder value through its greater scale, broader management resources, and enhanced efficiencies and competitiveness. At June 30, 2004, the new Heartland Bancshares would have had combined total assets of approximately $390 million, total loans of approximately $268 million and total deposits of approximately $313 million.

Russell Breeden, III, Chairman and Chief Executive Officer of Blue River, said "This merger is a terrific transaction for both institutions. The strengths of Blue River fill needs of Heartland and the strengths of Heartland fill needs of Blue River. Our clients and communities should expect increased community support and enhanced products or services delivered by familiar faces, in an efficient and technologically advanced manner. Our employees will have increased opportunity for career development and personal growth, even though there will be some reduction in the number of full time staff. Our shareholders should expect financial results and long term value, which exceed what either company could achieve on their own. This is another important step as we build a holding company of premier community based financial institutions."

Steve Bechman, President of Heartland Community Bank, said "This alliance allows us to blend the heritage of Shelby County Bank with the entrepreneurial spirit of Heartland Community Bank. The founders and staff of Heartland Community Bank have always been committed to providing excellent customer service and being actively involved in the community. Shelby County Bank has the same attributes, which is what made it attractive to us. We look forward to this combination and the benefits it will provide to our customers, employees, and shareholders."

Stockholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Stockholders and other interested persons will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Blue River and Heartland, without charge, at the Securities and Exchange Commission's internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to the Corporate Secretary of Blue River Bancshares, Inc., at 29 E. Washington Street, P.O. Box 927, Shelbyville, Indiana 46176, or to the Corporate Secretary of Heartland Bancshares, Inc., 420 North Morton Street, Franklin, Indiana 46131.

This press release contains certain forward-looking statements about the proposed merger of Blue River and Heartland. Forward-looking statements can be identified by the fact that they include words like "believe," "expect," "anticipate," "estimate," and "intend," or future or conditional verbs such "will," "would," "should," "could," or "may." These forward-looking statements are based upon the current beliefs and expectations of Blue River's and Heartland's management and are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the companies' control. Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving cost savings within the expected timeframe, difficulties in integrating Blue River and Heartland, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, regulatory and shareholder approvals, legislative and regulatory changes that adversely affect the businesses in which Blue River and Heartland are engaged, changes in the securities markets, and other factors that may be subject to circumstances beyond Blue River's and Heartland's control. Actual results may differ materially from the anticipated results discussed in these forward-looking statements. Blue River and Heartland undertake no obligation to revise these statements following the date of this press release.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offer will be made only by the proxy statement/prospectus.

FOR MORE INFORMATION CONTACT:

Russell Breeden, III                   Steve Bechman
Chairman of the Board and CEO          President
Blue River Bancshares, Inc.            Heartland Bancshares, Inc.
(317) 681-1233                         (317) 738-3915